Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD COMPLETES COMBINATION WITH REMINGTON

DALLAS, November 6, 2019 - Ashford Inc. (NYSE American: AINC) (the “Company”) today announced it has completed the previously announced combination with Remington Holdings, LP (“Remington”).  The combination with Remington rapidly builds operating scale, increases the Company’s earnings potential and facilitates additional growth from third-party hotel management business.

“This is a very compelling transaction for Ashford,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer.  “Adding this high-margin, low-capex, fee-for-service hotel management business to our platform immediately enhances our competitive position in the hospitality industry by adding hotel property management to our growing list of hotel-related businesses as well as expanding the breadth of services we offer to our advised REITs.  With deep industry experience, we look forward to Remington further unlocking value in our platform by diversifying our earnings stream and, moving forward, expanding business to other third-party clients.”

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Safe Harbor for Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “can,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the local economic conditions; the degree and nature of our competition; actual and potential conflicts of interest with Ashford Hospitality Trust, Inc., Braemar Hotels and Resorts Inc., our executive officers and our non-independent directors and other related parties; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended, and related rules, regulations and interpretations governing the taxation of REITs; limitations imposed on our business and Ashford Hospitality Trust, Inc.’s and Braemar Hotels and Resorts Inc.’s ability to satisfy complex rules in order to qualify as a REIT for federal income tax purposes; risks associated with the consummation of the Remington Hotel Management business combination transaction, such as the risk that the Hotel Management business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized.  These and other risk factors are more fully discussed in Ashford Inc.’s filings with the Securities and Exchange Commission (SEC) including Ashford Inc.’s definitive proxy statement filed with the SEC on September 23, 2019, Ashford Inc.’s 10-Q filed with the SEC on August 8, 2019 and Ashford Inc.’s 10-K filed with the SEC on March 8, 2019.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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